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AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

ING INVESTORS TRUST

ING Investors Trust (the “Trust”), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with classes of the Trust’s separate series of shares (the “Series”) listed on the attached Schedule A, hereby appoints ING Investments Distributor, LLC (the “Shareholder Service Provider”) to provide shareholder services pursuant to this Shareholder Service Plan (the “Plan”).

1.	In consideration of the provision of shareholder services and/or account maintenance services to direct or indirect beneficial owners of shares of the single-class Series or shares of the Service 2 Class or Service Class Shares of the multiple-class Series listed on Schedule A (collectively, the “Service Shares”), the Trust shall pay the Shareholder Service Provider a fee periodically. Attached hereto as Schedule B is a list of certain types of services which are contemplated to be provided in accordance with this Plan.

2.	In consideration of the services under this Plan, the Trust agrees to pay the Shareholder Service Provider quarterly a service fee at an annual rate equal to twenty-five basis points (0.25%) of the average daily net asset value of the shares of each single-class Series and the Service 2 Class or Service Class Shares of each multiple-class Series. For purposes of computing the payment to the Shareholder Service Provider under this paragraph, the average daily net asset value of each Class of Shares each quarter shall be computed by totaling each Series’ holdings in that Class (Class Share net asset value multiplied by total number of Class Shares) on each business day during the quarter and dividing by the total number of business days during such period. The payment to the Shareholder Service Provider under this paragraph shall be calculated by the Trust at the end of each quarter and will be paid to the Shareholder Service Provider within thirty (30) days thereafter.

3.	The Trust shall pay the Shareholder Service Provider the total of the fees calculated for each Series for any period with respect to which such calculations are made within 45 days after the close of such period.

4.	The Trust reserves the right to withhold payment with respect to any Class of Shares purchased and redeemed or repurchased by the Trust within seven (7) business days after the date of our confirmation of such purchase.

5.	The Shareholder Service Provider shall furnish the Trust at least quarterly a written report as to (i) the amounts paid by the Shareholder Service Provider pursuant to this Plan, and (ii) the purposes for which such expenditures were made, as well as any other information as shall reasonably be requested by the Trustees.

6.	Neither the Shareholder Service Provider nor any of its employees or agents are authorized to make any representation concerning shares of the Trust except those contained in the then-current Prospectus or annual or semi-annual reports to shareholders

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for the Trust, and the Shareholder Service Provider shall have no authority to act as agent for the Trust outside the parameters of this Plan.

7.	The Plan may be terminated at any time without payment of any penalty by vote of a majority of the Independent Trustees (as that term is defined in the Prospectus for the Trust) on not more than sixty (60) days’ written notice.

8.	The Plan may not be assigned to any person who is not an affiliate of the Shareholder Service Provider without our written consent.

9.	The Shareholder Service Provider shall comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies.

10.	The Plan and any Schedule hereto may not be revised except by mutual written agreement between the parties and any material amendment to the Plan must be approved by a vote of a majority of the Independent Trustees. This Plan may be revised only upon 60 days’ written notice or upon such shorter notice as the parties may mutually agree.

11.	All communications to the Trust shall be sent to:

ING Investors Trust

7337 E. Doubletree Ranch Rd.

Suite 100

Scottsdale, AZ 85258

Attention: Chief Counsel

Any notice to the Shareholder Service Provider shall be sent to:

ING Investments Distributor, LLC

7337 E. Doubletree Ranch Rd.

Suite 100

Scottsdale, AZ 85258

Attention: Chief Counsel

12.	This Plan shall be construed in accordance with the laws of the State of Delaware provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended or the rules or orders of the Securities and Exchange Commission thereunder, and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company.

13.	The provisions of this Plan are severable as to each Series, and any action to be taken with respect to this Plan shall be taken separately for each Series affected by the matter.

14.	The provisions of this Plan are severable for each class of shares of the Series and if the provisions of the Plan applicable to a particular class of shares are terminated, the

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remainder of the Plan provisions application to the other remaining classes shall not be invalidated thereby and shall be given full force and effect.

Plan last amended on the following date: November 29, 2012

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SCHEDULE A

SCHEDULE OF SERIES

with respect to the

AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

for

ING INVESTORS TRUST

Single Class Series

ING American Funds Asset Allocation Portfolio

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

ING American Funds World Allocation Portfolio

ING Bond Portfolio

Multiple Class Series	Class
	Service	Service 2
ING BlackRock Health Sciences Opportunities Portfolio	X	N/A
ING BlackRock Inflation Protected Bond Portfolio	X	N/A
ING BlackRock Large Cap Growth Portfolio	X	X
ING Clarion Global Real Estate Portfolio	X	X
ING Clarion Real Estate Portfolio	X	X
ING DFA Global Allocation Portfolio	X	N/A
ING DFA World Equity Portfolio	X	N/A
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING Franklin Income Portfolio	X	X
ING Franklin Mutual Shares Portfolio	X	N/A
ING Franklin Templeton Founding Strategy Portfolio	X	N/A
ING Global Resources Portfolio	X	X
ING Goldman Sachs Commodity Strategy Portfolio	X	N/A
ING Invesco Van Kampen Growth and Income Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING Large Cap Growth Portfolio	X	X
ING Large Cap Value Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	N/A
ING Liquid Assets Portfolio	X	X
ING Marsico Growth Portfolio	X	X
ING MFS Total Return Portfolio	X	X
ING MFS Utilities Portfolio	X	X
ING Morgan Stanley Global Franchise Portfolio	X	X

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Multiple Class Series	Class
	Service	Service 2
ING Oppenheimer Active Allocation Portfolio	X	N/A
ING PIMCO High Yield Portfolio	X	X
ING PIMCO Total Return Bond Portfolio	X	X
ING Pioneer Fund Portfolio	X	N/A
ING Pioneer Mid Cap Value Portfolio	X	X
ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING T. Rowe Price International Stock Portfolio	X	X
ING Templeton Global Growth Portfolio	X	X
ING U.S. Stock Index Portfolio	X	X

Schedule A last amended on the following date: November 29, 2012

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SCHEDULE B

TO THE SHAREHOLDER SERVICE PLAN RELATING

TO ING INVESTORS TRUST

The types of shareholder services which may be compensated pursuant to the Plan include, but are not necessarily limited to, the following:

1.	Teleservicing support in connection with existing investments in the Portfolios;

2.	Delivery and responding to inquiries respecting Trust prospectuses, reports, notices, proxies and proxy statements and other information respecting the Portfolios;

3.	Facilitation of the tabulation of variable contract owners’ votes in the event of a meeting of Trust shareholders;

4.	The conveyance of information relating to shares purchased and redeemed and share balances to the Trust, its transfer agent, or the Shareholder Service Provider as may be reasonably requested;

5.	Provision of support services including providing information about the Trust and its Portfolios and answering questions respecting the Trust and its Portfolios, including questions respecting variable contract owners’ interest in one or more Portfolios; and

6.	Provision of other services as may be agreed to from time to time.